                                                                    EXHIBIT 10.7

                     SPLIT DOLLAR LIFE INSURANCE AGREEMENT
                         (Collateral Assignment Method)
                             (Roll Out Arrangement)

         THIS AGREEMENT, made and entered into as of this __________day of __________________________, 1994, by and between BUTLER MANUFACTURING COMPANY, a Delaware corporation (hereinafter referred to as the "Corporation"), and _______________________________(hereinafter referred to as the "Employee),

         WITNESSETH:

         WHEREAS, the Employee is employed by the Corporation;

         WHEREAS, the Employee wishes to provide life insurance protection for the Employee's family in the event of the Employee's death, under a policy of life insurance insuring the Employee's life (hereinafter referred to as the "Policy"), which is described in Exhibit A attached hereto and by this reference made a part hereof, and which is being issued by Northwestern Mutual Life Insurance Company (hereinafter referred to as the "Insurer");

         WHEREAS, the Employee will be the owner of the Policy and, as such, will possess all incidents of ownership in and to the Policy; and

         WHEREAS, the Employee is or may be covered under the Corporation's Supplemental Benefit Plan (the "SBP") first implemented by the Corporation in 1976, as amended from time to time thereafter;

         WHEREAS, the Corporation is willing to pay the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth; provided that the Corporation may recover premiums which it pays as provided in this Agreement;

         NOW, THEREFORE, in consideration of these premises and of the mutual promises contained herein, the parties hereto agree as follows:
                 Insurance Policy. The Employee will contemporaneously herewith purchase the Policy from the Insurer in the total face amount of $_____________. The parties hereto agree that they will take all necessary action to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the Collateral Assignment, attached hereto as Exhibit B and incorporated herein by reference and filed with the Insurer relating to the Policy.

                 Policy Ownership.         The Employee shall be the sole and
absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

                 Policy Dividends.         Any dividend declared on the Policy
shall be applied to purchase additional paid-up insurance on the life of the Employee. The parties hereto agree that the dividend election provisions of the Policy shall conform to the provisions hereof.

                 Premium Payments.         On or before the due date of each
Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the premium to the Insurer, and shall not later than fourteen days prior to the end of said grace period furnish the Employee written evidence of timely payment of such premium. The Corporation further will cause the Insurer to give the Employee notice of the Insurer's receipt of each such premium payment. The Corporation shall, on or prior to March 1 each year, furnish the Employee a statement of the amount of income reportable by the Employee for federal, state and local income tax purposes, as a result of its payment of such premium.

                 Collateral Assignment.    Merely for the purpose of securing
the Corporation's rights to be repaid for the premiums on the Policy paid by it to the extent provided in this Agreement, the Employee has contemporaneously herewith executed a Collateral Assignment form relating to the Policy, substantially in the form of Exhibit B. Except as provided herein and provided the Corporation has met its obligations under the terms of this Agreement, the collateral assignment will not be terminated, altered or amended without the consent of the Corporation. The parties hereto agree to take all action necessary to cause such collateral assignment to conform to the provisions of this Agreement.

                 Policy Rights.

                          Except as otherwise provided herein, the Employee may
sell, assign, transfer, borrow against, surrender or cancel the Policy, change the beneficiary designation provision thereof, or terminate the dividend election thereof, in any such case, only with the express written consent of the Corporation provided that the Corporation has met its obligations under the terms of this Agreement.
                          The Employee shall have the right without the
Corporation's consent to absolutely and irrevocably give to a donee all of the Employee's right, title and interest in and to the Policy, subject only to the rights of the Corporation under said collateral assignment of the Policy; provided, however, the Employee's spouse must consent to a gift of the death benefit described in paragraph 7c in an instrument in writing delivered to the Corporation and Insurer for such gift to be effective. The Employee may exercise this right by executing a written transfer of ownership in the form prescribed by the Insurer for irrevocable gifts of insurance policies, and delivering this form to the Corporation. Upon receipt of such form, executed by the Employee and duly accepted by the donee thereof, the Corporation and Insurer shall thereafter treat the Employee's donee as the sole owner of all of the Employee's right, title and interest in and to the Policy, subject to this Agreement and the collateral assignment of the Policy.

                 Death Proceeds.

                          Upon the death of the Employee prior to the
Employee's termination of employment, the parties shall promptly take all action necessary to obtain the death benefit provided under the Policy.

         The death benefit shall be paid by the Insurer, in separate checks, to the following parties, in the following order and in the amounts indicated:

                          First, the Employee's First Death Benefit beneficiary
shall have the unqualified right to receive a portion of the death benefit equal to three (3) times the average of the Employee's annual total compensation for the five calendar years next preceding the year in which the death of the Employee occurs, or, if the total death benefit is less than said amount, then the entire death benefit. For this purpose the term "compensation" means all remuneration paid to the Employee directly (i) for the performance of duties with respect to each such calendar year, including salary deferral contributions to (a) the Corporation's Employees' Savings Trust, (b) any plan described in Section 125 of the Internal Revenue Code of 1986 (or any successor thereto) and (c) the Corporation's Executive Deferred Compensation Plan, (2) for reasons such as vacation, sickness, disability any any similar period of nonworking time for which payment is made directly by the Corporation other than for the performance of duties and (3) including unpaid bonuses for such calendar year even though such bonuses may be actually determined by the Corporation in a subsequent calendar year and paid in such subsequent calendar year. The phrase "First Death Benefit beneficiary" shall mean and refer to the beneficiary designated under the Policy with respect to the benefit described in this subparagraph.

                 c. Thereafter, first, the amount of the Corporation's obligations to the Employee's SBP beneficiary, after the offset of the accrued benefit under the terms of the Corporation's retirement plans covering said Employee or beneficiary shall be determined (the "SBP Benefit"), second, the SBP Benefit shall be reduced to reflect the Employee's combined federal, state (of the residence of the Employee) and local income tax bracket for the year in which the Employee's death occurs, calculated on the assumption that the Employee is filing tax returns as married filing jointly (the "adjusted SBP Benefit), third, the adjusted SBP Benefit shall be converted to a lump sum using the actuarial equivalent of such accrued benefits (calculated using the actuarial assumptions for lump sum benefits utilized in the Corporation's Base Retirement Plan (or any successor plan thereto) (the "lump sum SBP Benefit"), and, fourth, (a) if amount due the Second Death Benefit beneficiary under the Policy exceeds the lump sum SBP Benefit, the Corporation shall receive such excess death benefit and thereupon the collateral assignment shall be released or (b) if amount due the Second Death Benefit Beneficiary under the Policy shall be less than the lump sum SBP Benefit, the collateral assignment shall be released, and the Corporation shall have no further rights to such death benefit. The phrase "Second Death Benefit beneficiary" shall mean and refer to the beneficiary designated under the Policy, other than the First Death Benefit beneficiary.

         The parties agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof. The amounts of the SBP Benefit, adjusted SBP Benefit and lump sum SBP Benefit shall be certified in writing to the Insurer by the actuary under the SBP, at the expense of the Corporation.

                 Termination and Amendment.

                          This Agreement shall terminate during the life of the
Employee upon the occurrence of any of the following events: (a) the total cessation of the business of the Corporation; (b) the bankruptcy, receivership or dissolution of the Corporation; (c) a Change of Control as defined in paragraph 11 of this Agreement; (d) the termination of Employee's employment; or (e) the Employee's retirement under the Corporation's qualified plan known as the Base Retirement Plan. In the event of the occurrence of the events described in subparagraphs (a), (b) and (c) of this paragraph, the collateral assignment of the Policy shall also terminate and the Corporation shall have no further rights with respect to the Policy. In the event of the occurrence of the events described in subparagraphs (d) or (e) of this paragraph, the parties shall have the rights in the Policy described in paragraph 9 of this Agreement.

                          The Corporation may amend this Agreement at any time
with the Employee's written consent thereto. In addition the Corporation, upon ten days' prior written notice to the Employee, may terminate this Agreement. In the event of such termination of this Agreement, the collateral assignment of the Policy shall also terminate and the Corporation shall have no further rights with respect to the Policy. Any such termination or amendment shall be effective as of the date specified in such notice, in the case of termination of this Agreement, and as provided in the Employee's written consent in the case of any amendment. No amendment nor termination of this Agreement shall affect the Employee's right to any benefits accrued at the time of such amendment or termination. This Agreement may not be amended, altered, modified or terminated except as provided in this Section 8.

                 Release of Collateral Assignment.

                 In the event that this Agreement terminates during the life of the Employee due to either of the events described in subparagraphs (d) or (e) of paragraph 8a., first, the amount of the Corporation's obligations to the Employee under the SBP, after the offset of the accrued benefit under the terms of the Corporation's retirement plans covering said Employee or beneficiary shall be determined (the "SBP Benefit"), second, to the extent to which distributions from the Policy to the Employee would not be subject to federal income tax liability, the SBP Benefit shall be reduced to reflect the Employee's combined federal, state (of the residence of the Employee) and local income tax bracket for the year in which the event occurs, calculated on the assumption that the Employee is filing tax returns as married filing jointly (the "adjusted SBP Benefit"), third, the adjusted SBP Benefit shall be converted to a lump sum using the actuarial equivalent of such accrued benefits (calculated using the actuarial assumptions for lump sum benefits utilized in the Corporation's Base Retirement Plan (or any successor plan thereto) (the "lump sum SBP Benefit"), and, fourth, (a) if the cash surrender value of the Policy exceeds the lump sum SPB Benefit, the Corporation shall receive such excess from such cash surrender value and thereupon the collateral assignment shall be released or (b) if the cash surrender value of the Policy shall be less than the lump sum SPB Benefit, the collateral assignment shall be released, and the Corporation shall have no further rights to such cash surrender value; provided, however, if the release or termination of the collateral assignment would cause the Employee to recognize taxable income in an amount which would not be deductible by the Corporation because of the application of Section 162(m) of the Internal Revenue Code of 1986 (or any successor thereto) [the "Code"], such collateral assignment shall not be automatically released or terminated in its entirety, but shall be released or terminated partially in a subsequent year or years so that such taxable amount will not be barred from deductibility by the Corporation under said Section 162(m); further, provided, such collateral assignment shall be released or terminated in its entirety in the event that the Corporation's independent firm of auditors determines that such amount will be permanently barred from deductibility by virtue of said Section 162(m) or any other provision of the Code.

         The amounts of the SBP Benefit, adjusted SBP Benefit and lump sum SBP Benefit shall be certified in writing to the Insurer by the actuary under the SBP, at the expense of the Corporation.

         Illustrations of the operations of paragraphs 7 and 9 of this Agreement are set out on Schedule C attached hereto and incorporated herein by reference.

                 Failure to Pay Premiums. If the Corporation fails to pay any Policy premium when due as required under this Agreement, and fails to pay such premium within the grace period of the Policy, the collateral assignment shall automatically terminate, and the Corporation shall not be entitled to any payments hereunder and shall have no further rights in the Policy.

                 Change of Control.        For the purpose of this Agreement, a
"Change of Control" shall mean:

                          (a)     An acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or
(ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (i) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation,
(ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if pursuant to such Corporate Transaction, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 11 are satisfied; or

                          (b)     A change in the composition of the Board such
that the individuals who, as of the date of this Agreement, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 11, that any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be so pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
                          (c)     The approval by the shareholders of the
Corporation of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction, pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the Corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (other than the Corporation, and employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Corporation Common Stock or Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the Corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the Corporation resulting from such Corporate Transaction; or

                          (d)     The approval by the shareholders of the
Corporation of a complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation or, if consummation of such liquidation or dissolution or sale or other disposition is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (i) more than 60% of, respectively, the then outstanding shares of common stock of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially te same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (other than the Corporation and any employee benefit plan (or related trust) of the Corporation or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

                          (e)     Anything in this Agreement to the contrary
notwithstanding, upon a Change of Control, the collateral assignment of the Policy shall terminate and the Corporation shall have no further rights with respect to the Policy.

                 Insurer.         The Insurer shall be fully discharged from
its obligations under the Policy by payment of the Policy death benefit as provided in paragraph 7 of this Agreement or as provided in paragraph 9 of this Agreement, as the case may be. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the collateral assignment executed by the Employee and filed with the Insurer.

                 Administration.

                 The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

                 Any decision by the Corporation denying a claim by the Employee or the Employee's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Employee or such beneficiary, within thirty days of the date of written notice of such claim. Such decision shall set forth the specific reasons for the denial, written to the best of the Corporation's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Corporation shall afford a reasonable opportunity to the Employee or such beneficiary for a full and fair review and appeal of the decision denying such claim, and such review shall require a written decision setting forth the specific reasons for the action on the appeal, which must be rendered within sixty days after written notice to the

Corporation of such appeal. If no written decision is rendered within such sixty day time period, the appeal shall be deemed denied.

                 Binding Agreement.        This Agreement shall be binding upon
and inure to the benefit of the Corporation and its successors and assigns, and the Employee, the Employee's successors, assigns, heirs, executors, administrators and beneficiaries.

                 Notice.   Any notice, consent or demand required or permitted
to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of receipt of such mailing shall be deemed the date of notice, consent or demand.

                 Governing Law.    This Agreement, and the rights of the parties
hereunder, shall be governed by and construed in accordance with the laws of the State of Missouri.

         17.     Damages For Breach.       In the event of a breach of this
Agreement by the Corporation, the Corporation shall be liable to the Employee for all damages related to such breach (and Employee shall not be required to mitigate any such damages) and all of Employee's reasonable attorneys' fees and costs relating to the assertion of such breach whether or not requiring any court proceeding.

         18.     Arbitration.      In the event of a dispute or controversy
arising out of or relating to this Agreement which has not been resolved pursuant to the provisions of paragraph 13, any such dispute, controversy or alleged breach of this Agreement shall be finally settled by binding arbitration. The arbitration shall be held in Kansas City, Missouri, and shall be conducted in accordance with the rules of the American Arbitration Association. The arbitrator selected must be knowledgeable and competent to resolves disputes in manners concerning employee benefits, such as those which are the subject of this Agreement. The arbitration award shall grant any remedy or relief legally available. Such arbitration shall proceed expeditiously and the award rendered shall be final and binding, and judgment upon the award may be entered in any court having appropriate jurisdiction.
The Corporation and the Employee expressly waive the jurisdiction of any other forum or domicile other than those agreed to herein for the resolution of any dispute arising out of or related to this Agreement. Either party may institute a demand for arbitration in accordance with the provisions of this paragraph at any time after the period for appeal described in paragraph 13, upon thirty days' prior written notice given to the other party. The prevailing party in any such arbitration shall be entitled to an award of costs and reasonable attorneys' fees in addition to any other relief or award granted.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.


THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                BUTLER MANUFACTURING COMPANY


                                By
                                Print Name:
                                Print Name:
                                Print Title:

                                "Employee"
                                "Corporation"

                                   EXHIBIT A

         The following life insurance policy is subject to the attached Split-Dollar Agreement:


Insurer: Northwestern Mutual Life Insurance Company

Insured: ___________________________________________________________

Policy Number:______________________________________________________

Face Amount: $______________________________________________________

Date of Issue: _____________________________________________________

                                   EXHIBIT B

                             COLLATERAL ASSIGNMENT

___________________________________________________ (the "Employee") and Butler
Manufacturing Company, a Delaware corporation (the "Corporation" or "Assignee") are the parties to that certain Split Dollar Life Insurance Agreement dated as of,_________________199___ ("Split Dollar Agreement"), and this Assignment is executed merely to secure the Corporation's specific rights as set forth in the Split Dollar Agreement.

         FOR VALUE RECEIVED, the Employee hereby assigns, transfers and sets over to the Corporation, certain rights in and to Policy No.___________ issued by the Northwestern Mutual Life Insurance Company (herein caller the "Insurer"), and any supplementary contracts issued in connection therewith (said policy and contracts being herein called the "Policy"), upon the life of the Employee, solely for the purpose of securing the Corporation's specific rights as set forth in the Split Dollar Agreement, subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy.

         The following specific rights are included in this Assignment and pass by virtue hereof, provided that the Corporation shall exercise such rights only to the extent necessary in enforcing its specific rights under the Split Dollar Agreement:

                          Solely as provided in paragraph 7 of the Split Dollar
                 Agreement, the right to collect a portion of the death benefit under the Policy from the Insurer upon the Employee's death prior to such Employee's termination of employment.

                          Solely as provided in paragraph 9 of the Split Dollar
                 Agreement, the right to receive a portion of the cash surrender value of the Policy.

         It is expressly agreed that all other rights are reserved by the Employee and excluded from this Assignment and do not pass by virtue hereof, including but not limited to:

                          The right of the Employee's beneficiary to collect
                 such beneficiary's portion of the death benefit under the Policy from the Insurer upon the Employee's death as provided in the Split Dollar Agreement.

                          The right to receive a portion of the cash surrender
                 value of the Policy as provided in the Split Dollar Agreement in the event the Split Dollar Agreement terminates during the life of the Employee.

                          The right to collect from the Insurer any disability
                 benefit payable in cash that does not reduce the amount of insurance;

                          The right to designate and change the beneficiary;

                          The right to elect any optional mode of settlement
                 permitted by the Policy or allowed by the Insurer.

         Any designation or change of beneficiary or election of a mode of settlement shall be made subject to this Assignment and to the specific rights of the Corporation under the Split Dollar Agreement.

         The Corporation shall cooperate with the Employee to any extent necessary to allow the Employee to exercise any of the Employee's rights under the Policy and the Split Dollar Agreement.


Signed this _______ day of ________________, 199___.


                                                   ____________________________
Witness                                            Employee


                                                   ____________________________
                                                   ____________________________
Address                                            Address

STATE OF _____________________________     )
                                           )  SS.
COUNTY OF ____________________________     )

         On this ___________ day of ________________________________, 199____,
before me personally appeared _________________________________, to me known to be the individual described in and who executed the foregoing Assignment and acknowledged to me that he executed the same as his free act and deed.

                   IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written.


                                                   Notary Public
My Commission Expires:

___________________________________________


                                BUTLER MANUFACTURING COMPANY

                                By: ____________________________________________
                                Print Name: ____________________________________
                                Print Title: ___________________________________


STATE OF _____________________________     )
                                           )  SS.
COUNTY OF ____________________________     )

         On this ___________ day of ________________________________, 199____,
before me personally appeared _________________________________, who being by me first duly sworn did depose and state that he is the duly authorized ______________________________ of Butler Manufacturing Company and that he executed the foregoing Assignment on behalf of said corporation, and acknowledged to me that he executed the same as his free act and deed on behalf of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written.

                                                   Notary Public

My Commission Expires:


___________________________________________

                                   EXHIBIT C

                              SBP BENEFIT EXAMPLES
                              ROLL OUT ARRANGEMENT

The following examples are provided to illustrate how the Supplemental Benefit Plan ("SBP") operates. The examples are specifically designed to show how the Split Dollar offset operates given a Roll Out arrangement, as defined and described in Paragraphs 7 and 9 of this Agreement.

Assumptions:
Age at Retirement                     63 years (both husband and wife)
Service                               30 years
FAMC                                  $25,725 ("Final Average Monthly Compensation")
Life Expectancy                       178 months (using the Plans' mortality tables)
Personal Tax Rate                     42%  (Federal, State, and Local)
PBGC Int. Rate                        6.0% (immediate annuity interest rate to convert the
                                      ESOP lump-sum, as well as the cash surrender value
                                      of the monthly insurance benefit)
Survivor Annuity                      50% Joint and Survivor
ESOP Balance                          $627,000 (at date of retirement, market value)
Premiums Paid                         $300,000  (By Employer, and amount owed from policy to Employer)

The Supplemental Benefit Plan's benefit formula is the same as the Company's Base Plan formula. The difference in the calculation of the benefit is the amount of compensation. The Supplemental Plan ignores the compensation limitations of the tax code that apply to qualified benefit plans. Given the assumptions above, the Supplemental Benefit Plan Benefit is calculated as follows:

Gross benefit due to Employee, no earnings restrictions                                                  $12,000/mo.
Benefit allowed from Qualified Plans
    ($5,300 ESOP, $3,700 Base Plan)                                                                        9,000/mo.
                                                                                                           -----
Difference:          Supplemental Benefit Plan Benefit                                                   $ 3,000/mo.

The benefit due in a Roll Out scenario is tax effected because of the tax free nature of the distributions from the policy (i.e., policy loans). Therefore, the Supplemental Benefit Plan Benefit of $3,000 (above) is adjusted to recognize this. Given the Personal Tax Rate (above) of 42%, the $3,000 benefit becomes $1,740.

FIRST ILLUSTRATION:  CASH SURRENDER VALUE NOT TAXED
For purposes of the first illustration, the cash surrender value of the life insurance policy is assumed to be $530,000. At retirement, the employer is expecting to receive the $300,000 in premiums paid. Nevertheless, the security of the participant is paramount, thus calculations are necessary to determine how much of the policy's cash surrender value the employer will receive. The first calculation determines the lump sum necessary to satisfy the liability of the Supplemental Benefit Plan Benefit ("SBPB"). Given the assumptions above, ($1,740 SBPB , 6.0% interest rate, 178 monthly payments), the lump sum is approximately $206,000. Thus, the policy would be split such that the Employee receives $206,000 of cash surrender value. The employer would receive the remaining $324,000.

EXHIBIT C                                                              PAGE 2
SBP BENEFIT EXAMPLES - ROLL OUT ARRANGEMENT

SECOND ILLUSTRATION:      CASH SURRENDER VALUE PARTIALLY TAXED
For purposes of the second illustration, all assumptions are the same as in the first illustration, except that the cash surrender value of the life insurance
policy is assumed to be $490,000.   The Employee is owed a lump sum of
$206,000, but the Employer cannot cede to the Employee more than $190,000 ($490,000 Cash Surrender Value less $300,000 premiums paid) without creating a taxable event. This $190,000 is defined as the "Gain Amount" for purposes of this illustration.

Again, as the Employee's security is paramount, the Employee will receive as much of the Cash Surrender Value of the policy as is available to provide the benefit. To accommodate this mandate, the Company gives up its right to receive that portion of the premiums paid to make the Employee whole. Given that whatever amount of premiums ceded to the Employee is immediate taxable income to the Employee, the amount ceded must be tax affected. The calculation is elementary; the difference between the amount owed and the amount of the premiums ceded is 'grossed up' for the effect of taxes. That amount is added to the $190,000 Gain Amount to arrive at the amount of Cash Surrender Value that is split for the Employee. The calculation follows:

         Amount of Supplemental Benefit Plan Benefit                        $206,000
         Gain Amount                                                         190,000
                                                                             -------
           Difference                                                       $ 16,000
                                                                             -------
         Adjusted for taxes (divided by .58)                                $ 27,600
         Add Back Gain Amount                                                190,000
                                                                             -------
         Cash Surrender Value Split for Employee                            $217,600
                                                                             -------

The Employee would pay immediate taxes on $27,600, and the employer would receive a tax deduction. Assuming the 42% Employee tax rate, the net to the Employee is $217,600.

THIRD ILLUSTRATION:  DEATH BENEFIT EXAMPLE
The third illustration below depicts the benefit due a surviving spouse, and how the Split Dollar Insurance Policy is designed to react in the event that an employee dies prior to retirement. The Plan, by law, assumes the deceased employee selected a 50% joint and survivor (J & S) benefit. Given the ages in this example, and applying the 50% joint and survivor factor, it is assumed the surviving spouse benefit would be approximately 45% of the employee's life-only benefit. Thus:

         Gross benefit due to employee, no earnings restrictions              $12,000/mo.
         Benefit from ESOP:                                                     5,300/mo.
                                                                               ------
           Difference:                                                        $ 6,700/mo.
         Apply the 50% J & S Factor                                              *.45
                                                                               ------
         Amount due from Supplemental Benefit Pension Plan                    $ 3,015/mo.
         Amount payable from Pension Plan ($3,015*.45)                        $ 1,355/mo.
                                                                               ------
           Difference:  Supplemental Benefit Plan Benefit                     $ 1,660/mo.

Remembering that the benefit due in a Roll Out scenario is tax effected because of the tax free nature of the distributions from the policy, the Supplemental Benefit Plan Benefit of $1,660 (above) is adjusted to recognize this. Given the Personal Tax Rate (above) of 42%, the benefit is $963. Given the assumptions, ($963 SBPB, 6.0% interest rate, 178

EXHIBIT C                                                            PAGE 3
SBP BENEFIT EXAMPLES - ROLL OUT ARRANGEMENT

monthly payments), the lump sum is approximately $114,000. Thus, the policy would be split such that the Employee receives the first $114,000 of the Death Benefit. The employer would receive the remaining Death Benefit.